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                                                                    EXHIBIT 23.6

               [LETTERHEAD OF NYHAN & MAZZA, P.C. APPEARS HERE]



Consent of Independent Accountants

We consent to the inclusion of our report dated March 27, 1996 relating to Additional Technical Support, Inc. and Affiliates for the years ended July 31, 1995 and July 31, 1994, included in the Current Report on Form 8-K of AccuStaff Incorporated dated February 20, 1996 in the Registration Statement and related Prospectus of AccuStaff Incorporated on Form S-8.


/s/ Nyhan & Mazza, P.C.
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Nyhan & Mazza, P.C.
November 1, 1996